UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 13, 2020

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2020 annual stockholders’ meeting on May 13, 2020.  There were 40,778,956 shares of common stock outstanding and entitled to be voted, and 37,530,402 of those shares (92.03% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.

Proposal 1:  The following nominees were elected by majority vote to serve on the Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
John A. Addison, Jr.	32,652,917	1,690,525	3,172,101
Joel M. Babbit	34,193,369	142,881	3,172,101
P. George Benson	34,189,942	146,575	3,172,101
C. Saxby Chambliss	31,454,497	2,882,375	3,172,101
Gary L. Crittenden	33,034,569	1,300,775	3,172,101
Cynthia N. Day	30,435,899	3,900,039	3,172,101
Sanjeev Dheer	34,241,421	93,746	3,172,101
Beatriz R. Perez	33,564,733	771,602	3,172,101
D. Richard Williams	32,661,058	1,679,523	3,172,101
Glenn J. Williams	33,912,008	431,015	3,172,101
Barbara A. Yastine	34,132,562	203,464	3,172,101

Proposal 2:  An advisory vote on executive compensation (Say-on-Pay) was approved.

For	Against	Abstain	Broker Non-Votes
33,557,983	770,584	29,734	3,172,101

Proposal 3:  The Primerica, Inc. 2020 Omnibus Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
32,971,924	1,371,688	14,689	3,172,101

Proposal 4: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020 was ratified.

For	Against	Abstain	Broker Non-Votes
37,294,605	208,534	27,263	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020		PRIMERICA, INC.

	By:	/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Chief Governance Officer and Deputy General Counsel

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